Filed Pursuant to Rule 424(b)(3)
Registration No. 333-215147

SUPPLEMENT dated March 12, 2019 to the

PROSPECTUS SUPPLEMENT dated March 6, 2019

(To Prospectus dated January 25, 2017)

$35,000,000

Common Stock

The first paragraph under the heading “Experts” on page S-15 of the Prospectus Supplement is replaced in its entirety to read as follows:

“Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.”

Except as expressly set forth herein, no other changes to the Prospectus Supplement are being made by this Supplement.